Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 of our reports dated March 7, 2005, relating to the financial statements of Essex Corporation, appearing in the Annual Report on Form 10-K of Essex Corporation for the year ended December 31, 2004 and to the reference to us under the heading “Experts” in the Prospectus which is part of this Registration Statement.

/s/ Stegman & Company

Baltimore, Maryland

June 17, 2005